EXHIBIT 32

CERTIFICATION

Each of the undersigned hereby certifies in his capacity as an officer of Foundation Capital Resources, Inc. (the "Company"), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:
1.

The Quarterly Report on Form 10-QSB of the Company for the accounting period ended March 31, 2004 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for such period.

Dated: May 12, 2004	/s/ A. J. Braswell
A. J. Braswell, Chief Executive Officer

Dated: May 12, 2004	/s/ Bobby D. Ray
Bobby D. Ray, Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.